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                                                                    EXHIBIT 23.2



                     CONSENT OF PRICEWATERHOUSECOOPERS GMBH
                          TO INCORPORATION BY REFERENCE




We hereby consent to the incorporation by reference in this Registration Statement of Ecolab Inc. on Form S-8 for the Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan of our report dated January 26, 2001 relating to the combined financial statements and related financial statement schedule of Henkel-Ecolab, which appear in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Incorporation of Documents by Reference" in this Registration Statement.

/s/PricewaterhouseCoopers
 Gesellschaft mit beschrankter Haftung
 Wirtschaftsprufungsgesellschaft
PricewaterhouseCoopers
 Gesellschaft mit beschrankter Haftung
 Wirtschaftsprufungsgesellschaft
Dusseldorf, Germany
April 5, 2001